As filed with the Securities and Exchange Commission on November 15, 2001
                                                    Registration No. 333-67420
                                          SECURITIES AND EXCHANGE COMMISSION
                                                Washington, D.C. 20549

                                                    AMENDMENT NO. 1
                                                          TO
                                                       FORM SB-2
                                                REGISTRATION STATEMENT
                                                         Under
                                              The Securities Act of 1933

                                                WELLSTONE FILTERS, INC.
                     (Name of small business issuer as specified in its charter)

 Delaware                               2111                         33-0619264
 (State or Jurisdiction of         Primary SIC Code                (IRS Employer
       incorporation or organization)                       Identification No.)

             712 Kitchawan Road                   Learned Jeremiah  Hand, CEO
Ossining, New York 10562                                    712 Kitchawan Road
               (914) 762-7586                           Ossining, New York 10562
(Address, including zip code, and telephone
 number, including area code                                     (914) 762-7586
of Registrant's principal executive offices)    (Name, address, including zip
                                                      code, and telephone
                                                    number, including area code,
                                                      of agent for service



         Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this registration statement.

         If the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule
415 under the Securities Act of 1933, please check the following box:  [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box:[ ]




                                            CALCULATION OF REGISTRATION FEE

                                                        -
                                                                          -
                                                                                              -
                                                                                                                   -
                                                            Proposed Maximum     Proposed Maximum
     Title of Each Class of                  Amount to       Offering Price          Aggregate         Amount of
   Securities to be Registered             Be Registered      Per Share(1)        Offering Price   Registration Fee


Common Stock offered by
  Selling Shareholders.................    1,284,200               1.00          $    1,284,200      $   321.05

Total..................................    1,284,200                             $    1,284,200      $   321.05 (2)




(1) Estimated solely for purposes of calculating the registration fee. The proposed maximum offering price per share is based upon the expected public offering price of $1.00 per share pursuant to Rule 457(a). The common stock is not traded on any market and the Registrant makes no representation hereby as to the price at which its common stock shall trade.
(2)    Paid with initial filing.

       The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                   PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION

PROSPECTUS

                                              WELLSTONE FILTERS, INC.
                                         1,284,200 Shares of Common Stock
                                                 (par value $.001)

      The 1,284,200 shares of common stock, par value $.001 of Wellstone Filters, Inc., a Delaware corporation ("Wellstone") are offered by the selling stockholders. See "Plan of Distribution." The expenses of the offering, estimated at $8,000, will be paid by Wellstone but will be reimbursed by selling stockholders. Wellstone will not receive any proceeds from the sale of shares by the selling stockholders.

      There is currently no trading market for the common stock. Wellstone has applied for trading of the common stock on the OTC Bulletin Board under the proposed symbol ____. There can be no assurance that the OTC Bulletin Board will accept the common stock for trading nor that there will ever exist a broad trading market for the common stock. The Selling Stockholders will offer their shares for sale either through an established market, such as the OTC Bulletin Board, or in private sales transactions. No person has agreed to underwrite this offering or purchase the shares offered. Wellstone cannot predict the price or range of prices at which shares may trade. The sale price will be entirely dependent upon the price at which the shares trade in any public market or the price in privately negotiated transactions. The OTC Bulletin Board is owned by the Nasdaq Stock Market, Inc. but is a separate market from The Nasdaq Stock Market and the securities of Wellstone are not eligible for trading on The Nasdaq Stock Market.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED ON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

PURCHASE OF THESE SECURITIES INVOLVES RISKS.  See "Risk Factors" on page 3.

         Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.















                                 The date of this  prospectus  is  November  __,
2001.

      No person has been authorized in connection with this offering to give any information or to make any representation other than as contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by Wellstone. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities covered by this prospectus in any state or other jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such state or jurisdiction. Neither the delivery of this prospectus nor any sales made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of Wellstone since the date hereof.

                                                PROSPECTUS SUMMARY

      The following is only a summary of the information, financial statements and the notes included in this prospectus.

Wellstone

      Wellstone Filters, Inc. ("Wellstone") through its subsidiary Wellstone Filters, LLC, develops and intends to market a proprietary cigarette filter technology, comprised of a standard cellulose acetate cigarette filter impregnated with 3C904, our patented formulation. Wellstone has never had any revenues or income since its inception on February 1, 1998. Filters using 3C904 removes tar and nicotine, as tested using the FTC mandated testing methodology for cigarettes. When tested in the Ames test, a well-accepted, FDA-approved test for mutagenicity, Wellstone filters with the maximum amount of 3C904 material removed 98% of cancer causing toxins. In a double-blind taste test conducted by us, 66% of smokers stated they preferred the taste of Wellstone filtered cigarettes over ordinary filtered cigarettes and 34% were unable to taste the difference.

      Wellstone is in negotiations and discussions with several U.S. cigarette manufacturers for inclusion of its filter technology in one or more cigarette lines. The technology has undergone and continues to undergo testing by these manufacturers, and additional independent testing will need to be conducted at a cost of $1 million to comply with FTC testing requirements. We don't have any source of capital to fund this test or for operations.

      A US patent has been issued on the 3C904 technology. International patent applications have been submitted worldwide, but no international patents have been issued.

The Offering

      The offering is being made by the selling stockholders, who are offering all of the shares owned by them.

Securities Offered:..............................       1,284,200 shares of common stock.

Offering Period:.................................       Until [12 months from effective date]

    Risk Factors.................................       The securities offered hereby involve a high degree of risk and immediate substantial dilution and should not be
                                                        purchased by investors who cannot afford the loss of their entire investment.  See "Risk Factors."

Common Stock Outstanding(1) Before Offering:.....       11,284,200(1) shares

Common Stock Outstanding After Offering:.........       11,284,200(1) shares

OTC Electronic Bulletin Board Symbol (proposed)         _____

(1)      Based on shares outstanding as of September 30, 2001.

         The corporate offices of Wellstone are located at 712 Kitchawan Road, Ossining, New York 10562, and its telephone number is (914) 762-7586.

Risk Factors

         The securities offered hereby are highly speculative and very risky. Before you buy consider the following risk factors and the rest of this prospectus.

                                                   RISK FACTORS

         The shares are a speculative investment and very risky. You should especially consider the following risk factors.

We Are Still in the Research and Development Stage.

         Wellstone's activities have been limited to research and development, medical testing and initial marketing. We have not received any revenues or income since inception and we don't know if at all, when we will receive revenues. There can be no assurance that Wellstone will be able to find a market for its products, achieve a significant level of sales or attain profitability. Wellstone is in need of approximately $3,000,000 in funding to carry out its business plan for the next 12 months to acquire equipment to establish in house testing facilities, marketing costs, general and administrative expenses and working capital. The terms of any offering have not been determined. As a result of the significant operating expenses related to start up operations, operating results will be adversely affected if significant sales do not materialize, whether due to competition or otherwise. There can be no assurance that Wellstone will be able to obtain required funding, nor that it will be able to grow in the future or attain profitability. There can be no assurance that Wellstone will be able to implement its business plan in accordance with its internal forecasts or to a level that meets the expectations of investors.

We Are Dependent on the Domestic Tobacco Business.

         Substantially all of our revenues are expected to be derived from sales in the United States. The U.S. cigarette business has been contracting in recent years. If the U.S. cigarette market continues to contract, it could adversely affect our potential future sales, operating income and cash flows.

Our Need for a Strategic Partner.

         The cigarette industry is dominated by relatively few companies. Entry is difficult and less than 2% of filters are outsourced. We can't expect to achieve widespread acceptance of our filter technology without entering into supply agreements with one or more cigarette manufacturers. We cannot be certain that any supply agreements can be reached. Prior to any agreement we need to subject the filter technology to further testing. This testing will be expensive and favorable test results do not guarantee that a supply contract will be entered into. We believe that the commercial use of our filter technology is not only dependent on its safety and efficacy, but also its marketability to consumers, we will need to convince one or more major tobacco companies that using our filter technology will enable it to achieve or maintain profitability or market share.

We don't have any production facilities.

         To date we have only manufactured the filter material in small batches. Problems in purchasing equipment, establishing manufacturing facilities and meeting demand can be expected. If we cannot produce filter material or outsource production we cannot obtain sales revenues.

Competition Could Adversely Affect Us.

         The cigarette industry is highly competitive. We encounter competition from developers of low-carcinogen tobacco and developers of other filter technology, which may have substantially greater financial, manufacturing, marketing and other resources than we do. Another company could develop filter technology similar to ours. Competition will affect our ability to market our product and obtain financing.

Our filter May Not Be Accepted by the Marketplace.

         Our filter may not be accepted ultimately by adult smokers. Adult smokers may decide not to purchase tobacco products made with our filters due to taste or other preferences, and sales of filters with our technology would be adversely affected.

The Cigarette Industry is Subject to Substantial and Increasing Regulation and Taxation.

         Various federal, state and local laws limit the advertising, sale and use of cigarettes, and these laws have proliferated in recent years. If this trend continues, it may have material and adverse effects on potential sales, operating income and cash flows. In addition, cigarettes are subject to substantial and increasing excise taxes. Increased excise taxes may result in declines in overall sales volume. This result could adversely affect the market for our product.

         The  U.S.  Food  and  Drug   Administration   ("FDA")  has  promulgated
regulations governing the sale and advertising of tobacco products. These regulations are designed primarily to discourage the sale to, and consumption by, adolescents and children. The authority of the FDA to promulgate such regulations was challenged in the federal courts. On March 21, 2000, the United States Supreme Court in a five to four decision held that the Congress has not given the FDA authority to regulate tobacco products as customarily marketed. Given the decision by the Supreme Court it is unclear whether the 106th or 107th Congress will act to grant such authority to the FDA, although legislation that would create such authority has already been introduced in Congress. See "Business - Regulation."

Lawsuits May Affect Our Profitability; We Will Have Limited Insurance Coverage.

         There are currently several pending legal actions affecting the tobacco industry, including proceedings and claims arising out of the sale, distribution, manufacture, development, advertising, marketing and claimed health effects of cigarettes. We may be named as a defendant in the future as there has been a noteworthy increase in the number of these cases pending. Punitive damages, often in amounts ranging into the hundreds of millions, or even billions of dollars, are specifically pleaded in a number of these cases in addition to compensatory and other damages. We don't yet have any product liability insurance, and if such can be obtained it probably would be very limited in scope of coverage to any claims that tobacco products manufactured by or for us contain any foreign object. Such insurance probably does not cover health-related claims such as those that have been made against the major manufacturers of tobacco products. We do not believe that such insurance currently can be obtained. Accordingly, our inclusion in any of these actions or any future action could have a material and adverse effect on our financial condition.

We May Not Properly Manage Our Growth.

         If we are successful in obtaining market acceptance for our products, we will be required to manage substantial volume from our customers. To accommodate any such growth and compete effectively, we will be required to attract, integrate, motivate and retain additional highly skilled sales, technical and other employees. We face competition for these people. Our ability to successfully manage such volume also will be dependent on our ability to set up any production operations. There can be no assurance that we, or any person contracted with to produce our filter in commercial quantities can overcome the challenge of setting up any production operations or that our personnel, systems, procedures and controls will be adequate to support our future operations. Any failure to implement and improve our operational, financial and management systems or to attract, integrate, motivate and retain additional employees required by future growth, if any, could have a material and adverse effect on our business and prospects, financial condition and results of operations.

We May Not Be Successful in Protecting Our Proprietary Rights.

         Our success in commercially exploiting our proprietary technology depends in large part on our ability to defend our issued patent, to obtain further patent protection for the technology in the United States and other jurisdictions, and to operate without infringing upon the patents and proprietary rights of others. Additionally, we must be able to obtain appropriate licenses to patents or proprietary rights held by third parties if infringement would otherwise occur, both in the United States and in foreign countries. Our primary patent has only issued in the United States and not in foreign jurisdiction. If international patents are not issued, it would adversely affect our competitive advantage, with respect to sales outside the United States.

         Patent positions, including our patent positions (owned or licensed) are uncertain and involve complex legal and factual questions for which important legal principles are unresolved. Any conflicts resulting from third party patent applications and patents could significantly reduce the coverage of our patents and limit our ability to obtain meaningful patent protection. If patents are issued to other companies that contain competitive or conflicting claims, we may be required to obtain licenses to these patents or to develop or obtain alternative technology. Such licensing agreements, if required, may be unavailable on acceptable terms or at all. If such licenses are not obtained, we could be delayed in or prevented from pursuing the development or commercialization of our products. We don't know of any issued or pending patents which conflict with or potentially infringe on our patent.

         Litigation which could result in substantial cost may also be necessary to enforce any patents to which we have rights, or to determine the scope, validity and unenforceability of other parties' proprietary rights which may affect our rights. U.S. patents carry a presumption of validity and generally can be invalidated only through clear and convincing evidence. We may also have to participate in interference proceedings declared by the U.S. Patent and Trademark Office to determine the priority of an invention, which could result in substantial cost. There can be no assurance that our licensed patents would be held valid by a court or administrative body or that an alleged infringer would be found to be infringing. The mere uncertainty resulting from the institution and continuation of any technology-related litigation or interference proceeding could have a material and adverse effect on our business and prospects.

         We may also rely on unpatented trade secrets and know-how to maintain our competitive position, which we seek to protect, in part, by confidentiality agreements with employees, consultants, suppliers and others. There can be no assurance that these agreements will not be breached or terminated, that we will have adequate remedies for any breach, or that our trade secrets will not otherwise become known or be independently discovered by competitors.

We Depend On Key Personnel.

         We depend upon the continued services of our senior management for our continued success. The loss of either of the Company's Chief Executive Officer, Learned Jeremiah Hand or the Company's President, Carla Cerami Hand, could have a serious negative impact upon our business and operating results. We do not have employment agreements with either of these persons, and we have not obtained "key-man" life insurance with respect to them.

Our Auditors have Rendered a Qualified Opinion on our Financial Statements.

         Our auditors have qualified their opinion on our financial statements as to our ability to continue as a going concern. If our business is ultimately unsuccessful, the assets on our balance sheet could be worth significantly less than their carrying value and the amount available for distribution to stockholders on liquidation would likely by insignificant.

No cash dividends have or will be paid.

         Wellstone has not paid any cash dividends on its capital stock. Wellstone anticipates that its future earnings, if any, will be retained for use in the business, or for other corporate purposes, and it is not anticipated that any cash dividends on its common stock will be paid in the foreseeable future. Investors cannot expect to receive any dividends or other periodic income on their investment. See "Dividend Policy" and "Description of Securities."

Penny Stock rules could make it hard to resell your shares.

         Wellstone's common stock does not meet the listing requirements for any trading market other than the OTC Bulletin Board. The OTC Bulletin Board may not approve our listing. Consequently, the liquidity of Wellstone's securities could be impaired, not only in the number of securities which could be bought and sold, but also through delays in the timing of transactions, reduction in security analysts' and the news media's coverage of Wellstone, and lower prices for Wellstone's securities than might otherwise be attained.

         In addition, the "penny stock" rules limit trading of securities not traded on NASDAQ or a recognized stock exchange, or securities which do not trade at a price of $5.00 or higher, in that brokers making trades in those securities must make a special suitability determination for purchasers of the security, and obtain the purchaser's consent prior to sale. The application of these rules may make it difficult for purchasers in this offering to resell their shares.

We could issue more shares in the future without your permission.

         Wellstone's board of directors has the power, without the consent of the stockholders, to issue additional shares of common stock or preferred stock for such consideration as may be permitted under the Delaware General Corporation Law. Preferred stock may be issued with preferences or rights as to dividends, voting or liquidation which are superior to those of holders of common stock. In view of the large number of authorized but unissued shares of common stock (8,715,800 Shares as of the date of this prospectus) current shareholders are subject to significant potential dilution (up to 44% if all unissued shares are issued) in their ownership interest in Wellstone. See "Description of Securities."

Management control discourages takeovers and affects value of our stock price.

         Management owns 7,800,000 shares, or 69% of the outstanding shares. This percentage of control will be unaffected by this offering. Even after the offering is sold management will be able to elect all the board of directors and otherwise control Wellstone and its operations, and investors will have little, if any control over Wellstone's management. The concentration of control in management will discourage takeover attempts such as tender offers, and the purchase of shares by persons who wish to acquire control of Wellstone. Stockholders will likely not be able to benefit from a rise in share prices which usually accompanies hostile takeovers. See "Management."

Management has limited experience and may make lots of mistakes.

         Management has very limited experience in managing business enterprises. Following a minimum level of funding, Mr. Hand is expected to devote only 80% of his time, and Ms. Carla Cerami Hand, only 50% of her time, to Wellstone and will not receive any compensation for the near future. See "Management." We also will need to locate and hire additional personnel. We may not be able to find such personnel, especially in an expanding economy. or we might not be able to afford to pay market rate salaries or hourly compensation. Management will in all likelihood make mistakes due to inexperience, and this could affect the operating results.

We could change the strategy we outline in this prospectus.

         Although we have no current plan to do so, we may change our strategy for the development and marketing of the 3C904 of technology in the future. Purchasers in this offering cannot be certain that our business plan will be effected as set forth herein.

                                              ADDITIONAL INFORMATION

         Wellstone has filed a registration statement under the Securities Act with respect to the securities offered hereby with the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. This prospectus, which is a part of the registration statement, does not contain all of the information contained in the registration statement and the exhibits and schedules thereto, certain items of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to Wellstone and the securities offered, reference is made to the registration statement, including all exhibits and schedules thereto, which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates during regular business hours. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or document filed as an exhibit to the registration statement, each such statement being qualified in its entirety by such reference. Wellstone will provide, without charge upon oral or written request of any person, a copy of any information incorporated by reference herein. This request should be directed to Wellstone at 712 Kitchawan Road, Ossining, New York 10562, telephone (914) 762-7586.

         Wellstone is required to file reports and other information with the Commission. All of such reports and other information may be inspected and copied at the Commission's public reference facilities described above. The public may obtain information on the operation of the public reference room in Washington ,D.C. by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of such site is http://www.sec.gov. In addition, Wellstone intends to make available to its shareholders annual reports, including audited financial statements and such other reports as Wellstone may determine.

                                                  DIVIDEND POLICY

         Wellstone has not paid any dividends on its common stock. Wellstone currently intends to retain any earnings for use in its business, and therefore does not anticipate paying cash dividends in the foreseeable future.

                                           MARKET PRICE OF COMMON STOCK

         Our common stock has never been traded. As of September 30, 2001, there were approximately 120 record holders of common stock.

         There are no warrants or options outstanding and no registration rights have been granted. At the present time 1,000,000 shares outstanding are eligible to be sold under Rule 144, subject to volume limitations (10,000 shares each 90 days) by each individual who is an "affiliate" such as any director or executive officer, or otherwise as defined under Rule 144.

                                                 PLAN OF OPERATION

         We have never received revenues from operations. Currently our operations are being funded by shareholder advances. These shareholder advances totalled $29,200 as of September 30, 2001. See "Certain Transactions." Until we receive funding from outside sources, such as debt or equity financing, we will continue to have limited operations. We are seeking $3 million in initial funding to finance the first 12 months of our business plan as follows:

         Establish FTC certified testing facility                     $1,000,000
         General and Administrative expenses-one year                  1,100,000
         Outside testing                                                 150,000
         Production of test material                   150,000
         Marketing                                                       500,000
         Establishment of prototype facility           100,000
                                                     TOTAL$3,000,000

         Testing Facility. All cigarettes sold in the United States must be tested for levels of nicotene, tars and other chemicals present in each formulation of tobacco and filter. Testing is accomplished with machines that mechanically smoke sample cigarettes and record chemical levels. In order to assure comparability between tests and testing centers, testing must be conducted according to rigid conditions, and testing machines must be correctly configured, calibrated and certified. Since we plan to sell the filter with numerous tobacco formulations, we decided it would be cost effective to establish our own testing facility. This testing facility could also generate revenue for us from outside testing contracts. Cerami Consulting Corp., a company affiliated with our President, has experience in conducting scientific tests but no commercial experience in cigarette testing. We would need to hire three to five persons for this testing facility.

         About five persons will be needed to be hired for general and administrative functions.

         We need to produce small quantities of test filters for marketing and testing. Initially it will be more cost and time effective to produce filters by hand. However, within one year of funding we expect to have established a prototype manufacturing facility. We can then better determine our production costs and feasible levels of production.

         We intend to hire three persons to assist in marketing our filter technology. We will also have significant general and administrative expenses for salary, legal and regulatory expenses.

         We hope that after testing and marketing 3C904 for one year we will be able to obtain a supply contract with one or more cigarette or filter manufacturers, but it might take significantly more time than one year. We might also never be able to sell 3C904 in significant quantities. The terms of any supply contract have not been determined and will depend on negotiations.

         We do not have any agreements or understandings with respect to sources of capital. We have not identified any potential sources. Its likely that we will not be able to raise the entire amount required initially, in which case our development time will be extended until such full amount can be obtained. Even if we are successful in obtaining the required $3 million, we probably will need to raise additional funds at the end of 12 months.

         Information included in this prospectus includes forward looking statements, which can be identified by the use of forward-looking terminology such as may, will, expect, anticipate, believe, estimate, or continue, or the negative thereof or other variations thereon or comparable terminology. The statements in "Risk Factors" and other statements and disclaimers in this prospectus constitute cautionary statements identifying important factors, including risks and uncertainties, relating to the forward-looking statements that could cause actual results to differ materially from those reflected in the forward-looking statements.

         We are a development stage company as that term is defined in paragraphs 8 and 9 of SFAS No. 7. Our activities to date have been limited to seeking capital; seeking supply contracts and development of a business plan. Our auditors have included an explanatory paragraph in their report on our financial statements, relating to the uncertainty of our business as a going concern, due to our lack of operating history or current revenues, its nature as a start up business, management's limited experience and limited funds. We do not believe that conventional financing, such as bank loans, is available to us due to these factors. Management believes that it will be able to raise the required funds for operations from one or more future offerings, and to be able to effect our business plan. However, Management believes that Wellstone's ability to raise significant amounts of financing, including the $3 million required as set forth above, will be dependent on favorable capital markets and also on obtaining either a small supply contract or other validation of our technology by an independent source, and other risks inherent in the business as discussed under the caption "Risk Factors" may affect the outcome of Management's plans.

                                                     BUSINESS

General

         Wellstone Filters, LLC was founded in February, 1998 by Dr. Carla Cerami Hand at Cerami Consulting Company. In connection with its research on diabetes, Cerami Consulting investigated the impact of smoking on diabetes and then decided to investigate the possibility of developing a filter technology that would remove carcinogens without impacting flavor. As a result of their research, Cerami Consulting has filed for US and international patents on the technology and licensed it and related patents to Wellstone LLC for potential commercialization. Only the US patent has issued thus far (September 19, 2000, U.S.Patent 6,119,701).

         The filter technology, referred to internally as 3C904, has been tested by Wellstone LLC in small manufacturing batches. Baumgartners, the largest U.S. filter manufacturer and second largest worldwide, has recently manufactured filters with the technology for approximately 32,800 cigarettes for their testing purposes. Wellstone LLC is in negotiations with several major manufacturers for licensing or supply contracts. All testing performed on 3C904 to date have been for developmental purposes only. Use of the technology in cigarettes manufactured for U.S. sale is dependent upon completion of an FTC standardized test for tars, nicotine and carbon monoxide.

         On May 25, 2001, Wellstone LLC was acquired by Farallon Corporation, a publicly reporting corporation formed solely to seek for and make an acquisition. Farallon Corporation acquired all of the outstanding membership interests of Wellstone LLC in exchange for the common shares of Farallon Corporation. In addition, Farallon Corporation issued 284,200 shares of common stock in cancellation of debt. As a result, there are 11,284,000 shares outstanding. The members of Wellstone LLC own the majority of the combined company. Accordingly, the combination has been accounted for as a reverse acquisition, under which, for accounting purposes, Wellstone LLC is the accounting acquiror, and Farallon Corporation is accordingly the accounting acquiree. As is customary in a reverse acquisition, only the historical financial statements of

Wellstone LLC, the accounting acquiror, are presented for periods prior to the acquisition. Farallon Corporation, incorporated in 1994, subsequently changed its name to Wellstone Filters, Inc. References to Wellstone in this prospectus refer to the combined entity.

The Tobacco and Cigarette Industry

         Annual U.S. sales of cigarettes in 2000 were 420 billion. Approximately
44.5 million adult americans smoke; worldwide, the figure is estimated to be 1.1 billion people. The market share of five major U.S. cigarette manufacturers in the first half of calendar 2001 was as follows:

                                                                                U.S. Market Share
                  Phillip Morris Cos., Inc.                                           50.5%
                  RJ Reynolds                                                         23.6%
                  British American Tobacco Industries
                     Subsidiary of Brown & Williamson                                 10.5%
                  Lorillard                                                            8.7%
                  Liggett & Meyers                                                     1.9%
                                                                                   --------
                     Total                                                            95.2%

Filters

         Almost all cigarettes sold are filtered. Worldwide, 93% of the 5.3 trillion cigarettes sold in 1999 were filtered. Four types of material are used in filters: cellulose acetate (68%), polypropylene (21% primarily in China) pure cellulose (less than 1%), and granular additive filters such as activated charcoal (1%). Activated charcoal filters are efficient having been proven to reduce carcinogenicity. However, activated carbon filters also remove much of the taste and nicotine, and have probably not become more popular due to this reason. In management's opinion, the development of a "safe" or "safer" cigarettes has been slow due to two factors. First, the manufacturers had no interest in developing "safer" cigarettes since to do so would be an admission that smoking was prejudicial to health, which would adversely impact sales and lead to liability. We think this is no longer a factor due to overwhelming consensus that smoking is unhealthy, and the 1996 settlement between the Federal government and the tobacco companies.

         Second, an effective filter (such as activated charcoal) also is likely to remove that substance in tobacco smoke which makes smoking a pleasurable or addictive habit - nicotine.

         Cigarette manufacturers produce their own filters, or purchase from outside manufacturers, principally Baumgartner, Ltd. with $226 million filter sales in 1999, and Filtrona Richmond, Inc. with $100 million in filter revenue in 1999.

         Another device used to enhance filter performance is to make perforations around the base of the filter for ventilation. The introduction of air dilutes the smoke, but this device can be circumvented by the smoker by covering the perforations with the fingers.

Harmful components of tobacco smoke

         Tobacco smoke is comprised of atmospheric and other gases, particulate matter, and hundreds of chemical compounds. Tar is condensed tobacco smoke. Nicotine is the addictive substance in tobacco smoke. In the doses found in cigarette smoke carbon monoxide reduces the blood's ability to carry oxygen. Known carcinogens include benzene, 2-napthylamine, 4-amino byphenyl and radioactive polonium-210. Potential carcinogens include N-nitrosodiethylamine, N-nitrosopyrrolidine, benzoapyrene, N-nitrosodieth aholomine and cadmium which are thought to be advanced glycosylation end products (AGEs) are produced by oxidation (burning) and glycation (reaction) of proteins and lipids (fats).

Our filters removes most carcinogens

         Our filter material works by trapping nucleophiles (such as AGEs) in tobacco or produced during combustion. 250 milligrams of the filter material is inserted into a compartment in a cellulose acetate filter. We found through testing that more than 250 mg requires excess inspiratory force. Tests of 36,000 filters conducted by us also showed that effectiveness of the filter is related to the amount of filter material, and that the combination of 250 mg of material and a cellulose acetate filter removes 92% of tar but only 10% of nicotine.

         Our filter material is the subject of U.S. Patent 6,119,701, "Methods, agents and devices for removing nucleophilic toxins from tobacco and tobacco smoke", issued September 19, 2000, to Anthony Cerami, a shareholder, and stockholders and officers, Dr. Carla Cerami Hand M.D./Ph.D. and Dr. Peter Ulrich Ph.D. Compounds in the filter material include periodate-oxidated (dialdeyhde) devivaties of the polysaccarides cellulose, starch, agarose, 15-30 mesh, dustfree granules, is then bound into a matrix of agarose, cellulose, chitosan dextran and/or polyvinylpryrolidon, regranulated and inserted into conventional cellulose acetate filters.

         Dr. Anthony Cerami is also co-author of 30 patents focusing on AGEs and four other patents related to the development, production and testing of the material. These four patents and the primary patent have been licensed to us on a royalty free basis by the patent holders, who are also stockholders. We do not intend to market the filter separately, nor do we intend to market directly to consumers. Rather, we intend to sell filters directly to manufacturers to be integrated into the final cigarette, or to license the technology to them.

Results of In-house Testing.

         The patent  developers  have tested the 3C904  filter  technology  in a
biopharmaceuticals   laboratory,   using  standard   cigarette  filter  material
(cellulose acetate) impregnated with the compound.

         The Ames test is a standard test used to measure mutagenicity by exposing the smoke (filtered and unfiltered) to a strain of Salmonella bacteria. The Ames test demonstrated that the 3C904 filter caused 90% less mutagens than the control cigarette.

         The Greiss test measures nitrosamines, which are contained in cigarette smoke and believed to be carcinogenic. With the level of concentration of 3C904 in the Wellstone filter an 80% reduction in nitrosamines was observed.

         Reduction of tar was tested by LabStat, an independent laboratory. Internal testing demonstrates that the technology can remove at least 90% of tar with a maximum of 3C904. LabStat tested a filter designed by Wellstone to remove 50% of tar. LabStat, using standard FTC testing, determined that this specific filter strength removed 59% of the tar.

         A double blind test conducted by us (12 individuals with an average age of 41, average smoking duration 18.4 years, smoking and average of 25.7 cigarettes per day revealed that 67% preferred the taste if cigarettes with our filter, and the remainder did not prefer one over the other. A second double blind test compared an ultralight cigarette, both with and without the Wellstone filter. These smokers were told that the control cigarette was an ultralight, and they rated the Wellstone cigarette as regular (58%) light (33%) or ultralight (8%). We believe that these preliminary tests demonstrate that the technology has no adverse effect on taste. However, taste is highly subjective. These tests were conducted in the Northwest US on a small sample of smokers. Whether smokers will accept Wellstone filtered cigarettes cannot be solely determined from these tests. We need to undertake more such double blind tests to validate our view that our filter will fund consumer acceptance.

Marketing

         We have engaged in preliminary discussions with Baumgartner, Ltd., the largest filter manufacturer; Liggett Group, Inc., the fifth largest cigarette manufacturer; and others. We think that a larger, 144,000 cigarette test will be necessary in order to proceed further with negotiations with any manufacturer. This test will cost an estimated $150,000. We hope that following successful completion of the additional tests, we can interest one of the bigger manufacturers to make an equity investment in us and/or guarantee minimum purchases of our product. Without such an alliance we think entry into the market will not be possible. Even if our filter technology continues to be proven effective, we think that its success depends on whether or not smokers will be perceived to value a filter that removes nearly all carcinogens. Manufacturers have demonstrated some interest in "healthier" cigarettes. See "Competition."

Manufacturing, Property and Employees

         The material requires commercially available equipment for its manufacture. If we manufacture the material ourselves, we will need to rent initially 3,000 square feet of manufacturing facility, and require 3 manufacturing employees.

         Currently we don't intend to produce any filters other than for testing purposes, or 3C904, but to outsource this to filter manufacturers. However, it would be possible to produce ourselves, and we intend to establish a prototype manufacturing facility.

         We have no employees now other than our officers. They spend most of their time working for affiliated companies. If we obtain funding we intend to hire 2 persons for sales, 3 for manufacturing and 2 for administration.

Competition

         Our technology faces competition, but we think that our technology competes favorably because it reduces carcinogens while retaining taste and a significant level of nicotine. There are five principal competitors known to use, but more competitors or new technologies could arise at any time. None of them has any significant market share of the cigarette market.

         RJ Reynolds introduced its Eclipse cigarette in 1998. Eclipse purports to be safer because it primarily heats rather than burns tobacco, greatly reducing second hand smoke, and leaves no ashes, stains or odor. RJR advertised that smoking Eclipse cigarette might reduce the risk of cancer, chronic bronchitis, and emphysema. The American Lung Association and American Heart Association disagree with those claims. Eclipse is being marketed through the internet and limited retail sales.

         Star Scientific, under a strategic agreement with Brown & Williamson, produces nitrosamine-free tobacco. Star cures tobacco using microwave radiation instead of heat. According to Star's Annual Report on Form 10-K for the year ended December 31, 2000, the use of more than 3% of Star-cured tobacco in a cigarette results in unacceptable taste. Star is also developing a filter that removes only one toxic agent. In the year ended December 31, 2000 Star's net sales were $223 million.

         Sekaps Bio Filter uses activated charcoal integrated with cow's blood. Over 40 million of these filters are employed each year, primarily in Russia and Europe. We believe that all or almost all of the BioFilter's efficacy results from its activated charcoal components, and in our opinion this filter shares the defects of activated charcoal filters in general, of adversely affecting taste.

         The Green Ball cigarette filter is manufactured by 3DSD. The Green Ball filter must be purchased separately and attached by the user to the cigarette. According to Green Ball's website, the cost is $4.99 for five filters and Green Ball is sold by mail order or in Silicon Valley at a chain of drug stores. To our knowledge Green Ball sales are not significant. 3DSD claims that its filter removes 90% of the nicotine and 75% of tar.

         Immulabs Sensi Filter removes several toxic gases (hydrogen cyanide and acrolein) without apparently effecting taste. The filter is expensive, but the main competitive disadvantage compared to 3C904 is that the Sensi Filter does not remove carcinogens. Since the FTC does not test cigarettes for the removal of toxic gases, only tar and nicotine, we believe that Immulabs will have difficulty marking marketing claims about the relative safety of this filter. Immulabs has no revenues, does not yet own the technology and recently disclosed that the technology acquisition is disputed by the Seller.

Intellectual Property

         The technology fundamental to the Company is protected under U.S. Patent number 6,119,701, entitled "Methods, agents and devices for removing nucleophilic toxins from tobacco and tobacco smoke," by Cerami et al., and issued to the Cerami Consulting Corporation. This patent was filed on February 13, 1998, and approved on September 19, 2000. Therefore, the company has controlling rights to the technology on which it is based until February 13, 2018, according to current U.S. Patent law.

         Three other patents are relevant to the Company's product: no 6,110,968 "Methods for treatment predicated on the presence of AGEs in tobacco and its combustion byproducts;" no. 5,854,000 "Methods for measurement and treatment predicated on the presence of AGEs in tobacco and its combustion byproducts;" and no. 5,850,840 "Methods for measurement and treatment predicated on the presence of AGEs and its combustion byproducts." These three patents are also co-authored by a shareholder. Patent no. 6,110,968 was issued to the Picower Institute for Medical Research, and expires on November 10, 2018. Patent nos. 5,854,000 and 5,850,840 were issued to both The Picower Institute for Medical Research and Alteon, Inc., and expire on December 29, 2015 and December 22, 2015 respectively. These three patents are not critical to the foundation of the Company, but provide the Company with a larger intellectual property space, as they supply the rights to the methods of production and efficiency testing of our filters. Relevant patents have been applied for both domestically and internationally that recognize patents.

Facilities.

         We are using a minimal amount of office space of an affiliate,  Kenneth
L. Warren Institute which is controlled by Cerami COnsulting Corp., a corporation controlled by our president, Carla Cerami Hand until significant operations commence the utilization of space is minimal. Thereafter, we estimate that we will pay the Warren Institute rent of $5,000 per month for a dedicated office and lab space. We also have use of 1 lab room of 1,200 square feet at no cost.

Legal Proceedings.

         Wellstone is not a party to any pending legal proceeding.

Governmental Regulation

         The manufacture and sale of cigarettes and other tobacco products and of pharmaceutical products are subject to extensive federal and state governmental regulation in the United States and by comparable authorities in many foreign countries. These national agencies and other federal, state and local entities regulate, among other things, research and development activities and the testing, manufacture, safety, effectiveness, labeling, storage, record keeping, approval, advertising and promotion of tobacco products.

         There are multiple bills pending before the Congress and in several state legislatures which, if enacted, would significantly change the United States tobacco industry. Some of these federal bills contain provisions which would provide substantial federal government funds for smoking cessation programs and products, as well as incentives to tobacco companies and others to produce less harmful or reduced-risk tobacco products. We are unable to predict what effect, if any, these provisions, if enacted, would have on our technology.

         The FDA has promulgated regulations governing the sale and advertising of tobacco products designed primarily to discourage the sale to, and consumption by, adolescents and children. The authority of the FDA to promulgate such regulations was challenged in the federal courts. A federal District Court upheld the FDA's authority to promulgate such regulations but ruled that certain of the regulations restricting advertising were invalid as violative of the constitutional right of free speech. On appeal, the United States Court of Appeals for the Fourth Circuit affirmed portions of the District Court opinion that held the FDA could not regulate tobacco advertising and ruled that the executive branch of the United States government, in particular the FDA, does not have any authority to regulate tobacco products generally. The federal government appealed the Appeals Court's ruling and the matter was heard by the United States Supreme Court in late 1999. On March 21, 2000, the Supreme Court in a five to four decision held that Congress has not given the FDA authority to regulate tobacco products as customarily marketed. Given the decision by the Supreme Court it is unclear whether the Congress will act to grant such authority to the FDA, although legislation that would create such authority has already been introduced in Congress.

         The requirements for health warnings on cigarettes is governed by the Federal Cigarette Labeling and Advertising Act ("Labeling Act"). The Labeling Act imposes labeling and advertising requirements on the manufacturers, packagers and importers of cigarettes and requires any company wishing to sell cigarettes within the United States to submit a plan to the Federal Trade
Commission explaining how it will comply with the warning label display requirements.

         The sale of tobacco products is subject to taxation in all fifty states. In addition, some states permit municipalities to impose an additional sales tax, and many municipalities do so. The state and municipal sales taxes are imposed upon wholesalers and/or retailers but not manufacturers or suppliers of components such as filters and therefore we have no liability for such taxes. In addition, cigarettes are subject to substantial and increasing excise taxes. The federal excise tax on cigarettes will rise from $.24 per pack in 1999 to $.34 in 2000, and to $.39 in 2002. Additionally, state excise taxes range from $.025 per pack in Virginia to $.87 per pack in California. These taxes could adversely affect cigarette sales in the future and our potential revenues.

Product Liability

         In the United States, there have been numerous and well-publicized lawsuits against the largest manufacturers of cigarettes and other tobacco products initiated by state and municipal governmental units, health care providers and insurers, individuals (for themselves and on a class-action basis) and by others. The legal theories underlying such lawsuits are varied, but are generally based upon one or more of the following: (1) manufacturer defendants have deceived consumers about the health risks associated with tobacco product consumption; (2) such defendants knew or should have known about various harmful ingredients of their products and failed to adequately warn consumers about the potential harmful effects of those ingredients; and (3) such defendants knew of the addictive attributes of nicotine and have purposefully manipulated their product ingredients so as to enhance the delivery of nicotine.

         We believes that the risk of being named a defendant in a lawsuit of the type described above is relatively low, and therefore the risk of liability in any such lawsuit is relatively low, under current liability standards because we intend only to license or supply filters which make cigarettes less prejudicial to health. However, Wellstone could become liable under novel legal theonics, and the cost of defense or settlement of lawsuits we believe to be without merit could be substantial.

                                                    MANAGEMENT

Directors and Executive Officers

         The member of the Board of Directors of Wellstone serve until the next annual meeting of stockholders, or until his successors have been elected. The officers serve at the pleasure of the Board of Directors. The following are the directors and executive officers of Wellstone.

         Learned Jermiah Hand               42       Chief Executive and Financial Officer and Director
         Carla Cerami Hand, MD/PhD          34       President and Director
         Peter C. Ulrich, PhD               47       Director of Chemistry

Learned Jeremiah Hand, Chief Executive Officer

         Mr. Hand joined Wellstone in March, 2000. In 1999 he founded HFC, a private seed venture capital corporation, which has made many internet and biotechnology related investments and is a founder of Medibuy.com. In March 2000 Mr. Hand began to devote most of his time to Wellstone. From 1994 to 1999, he served as Vice President at Morgan Stanley Dean Witter. He has a BA cum laude from Amherst College.

Carla Cerami Hand, M.D./Ph.D.,

         Dr. Carla Cerami Hand founded Wellstone Filters in 1998. In 1996, she founded Cerami Consulting
Corp., along with her father, Dr. Anthony Cerami. Her principal employment since 1996 has been as president of Cerami Consulting. Cerami Consulting Corp. is the parent company of a consortium of development stage biotech companies, structured as an incubator organization. She has negotiated contracts and licensing agreements with major pharmaceutical as well as consumer product companies. Dr. Cerami
 Hand received her B.A. from
Columbia University and her M.D. and her Ph.D. in Immunology from New York University. She completed her surgical internship at North Shore University Hospital in 1995, where she first became interested in the medical problems associated with smoking. She is an inventor on four U.S patents and the author of twelve
scientific papers.

Peter C. Ulrich, Ph.D., Director of Chemistry

Dr. Ulrich earned his Ph.D. in Chemistry at Harvard University in the laboratory of Nobel Laureate, Dr. E.J.
Corey.  He is an inventor on 43 U.S. patents and the author of 45 scientific papers.  Since May 1997 he has
been employed by Cerami Consulting. Prior to that time he was employed by The Picowar Institute.

         Wellstone intends to add additional members to its board of directors and to add a full time Chief Financial Officer, when Wellstone receives at least $800,000 in outside debt or equity funding.

Executive Compensation

         The following table sets forth the cash compensation of Wellstone's executive officers and directors during each of the last three fiscal years. The remuneration described in the table does not include the cost to Wellstone of benefits which may be furnished to the named executive officers, including premiums for health insurance and other benefits provided to such individual that are extended in connection with the conduct of Wellstone's business. The value of such benefits cannot be precisely determined, but the executive officers named below did not receive such other compensation in the years set forth below.

         Until we obtain funding, officers are devoting most of their time to other employment and are serving without compensation. Upon receipt of at least $800,000 in funding, Mr. Hand will devote 80% of his time to Wellstone and Ms. Cerami Hand will devote 50%. Expected annual compensation is $150,000 to Dr. Cerami Hand and $300,000 to Mr. Hand, all or part of which may be accrued and unpaid if cash is not available.

                                            Summary Compensation Table


                       ANNUAL COMPENSATION                                        LONG TERM COMPENSATION

                  -
                                         -
                                                   -
                                                                -
                                                                            -
                                                                                              -
                                                                                                      -
                                                                                                               -
                                                                                                                             -
                                                                                                                            -


    Name and                                                   Other Annual          Awards     Payouts         All
    Principal Position      Year     Salary         Bonus      Compensation                                   Other
                                                                              Restricted         Options/ LTIP
                                                                              Stock ($)SARs(#)   Payouts ($)



 Carla Cerami Hand         2000          $0          0             0              0        0           0          0
 President                 1999           0          0             0              0        0           0
                           1998           0          0             0              0        0           0          0



 Learned Jeremiah Hand     2000          $0          0             0              0        0           0          0
 CEO                       1999           0          0             0              0        0           0
                           1998           0          0             0              0        0           0          0


                                              PRINCIPAL SHAREHOLDERS

         The following table sets forth information relating to the beneficial ownership of Company common stock as of the date of this prospectus by (I) each person known by Wellstone to be the beneficial owner of more than 5% of the outstanding shares of common stock (ii) each of Wellstone's directors and executive officers, and (iii) the Percentage After Offering assumes the sale of all shares offered. Unless otherwise noted below, Wellstone believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. For purposes hereof, a person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon the exercise of warrants or options or the conversion of convertible securities. Each beneficial owner's percentage ownership is determined by assuming that any warrants, options or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date hereof, have been exercised.

                                                                           Percentage               Percentage
    Name and Address                           Common Stock              Before Offering          After Offering

Learned Jermiah Hand(1)                          1,100,000                    9.7%                     9.7%

Carla Cerami Hand, MD,PhD(1)                     6,700,000                    59.4%                    59.4%

Anthony Cerami, PhD(1)                           1,400,000                    12.4%                    12.4%

Jehu Hand(2)                                      800,000                     7.1%                      __
24351 Pasto Road, Suite B
Dana Point, California 92629

All officers and directors
  as a group (2 persons)                         7,800,000                    69.1%                    69.1%

(1) The business address of each of these persons is 712 Kitchawan Road, Ossining, New York, 10562. Ms.
Cerami Hand and Mr. Learned Jeremiah Hand are wife and husband. Mr. Hand disclaims beneficial ownership of the shares held by his spouse. Mr. Cerami is the sole shareholder of Cerami
 Consulting and the shares listed as
held by her in the above table include 5,600,000 shares held of record by
 Cerami Consulting, Inc. and 1,100,000
shares held via a trust.  She disclaims beneficial ownership of the shares held by Learned Jeremiah Hand.  Mr.
Hand's shares are held through a family limited partnership controlled by him. Dr. Anthony Cerami is the father of Carla Cerami Hand.
(2) Mr. Jehu Hand is the brother of Learned Jeremiah Hand.

                                               SELLING STOCKHOLDERS

    The shares of common stock of Wellstone offered by the Selling Stockholders will be offered at market prices, as reflected on the National Association of Securities Dealers Electronic Bulletin Board, or on the NASDAQ Small Cap Market if the Common Stock is then traded on NASDAQ. It is anticipated that registered broker-dealers will be allowed the commissions which are usual and customary in open market transactions. There are no other arrangements or understandings with respect to the distribution of the Common Stock. Except as noted, the Selling Stockholders do not own any Common Stock except as registered hereby and will own no shares after the completion of the offering. The relationship, if any, between Wellstone and any Selling Stockholder is set forth below.

                                                         Shares Beneficially                    Percentage
       Name and Address                                         Owned                          Total Shares

Jehu Hand                                                                800,000                     7.1 %
24351 Pasto Road, #B
Dana Point, California 92629
(former president of Farallon)



                                                        16




Kimberly Peterson                                                        378,075                     3.4 %
18776 Fairfax Lane
Huntington Beach, California 92648

Societe Financiere du Seujet, S.A.(1)                                     50,000                       *
14 Quai du Seujet
Geneva, Switzerland CH-1201

Elizabeth Rodelli                                                         50,000                       *
24901 Dana Point Harbor Drive
Suite 200
Dana Point, California 92629

Lewis V. Sykes                                                               625                       *
7266 Rockridge Lane
Huntington Beach, CA 92648

Iwona Alami                                                                   25                       *
25132 Sanoria St.
Laguna Niguel, CA  92677

Gregory D. Wilson                                                             25                       *
747 3rd Street
San Pedro, CA  90731

Ken Graham                                                                    25                       *
13213 Ballestros
Chino, CA  91710

Sayoko Tanaka                                                                 25                       *
26572 Briarwood Lane
San Juan Capistrano, CA  92675

Ten Foot Line(2)                                                              25                       *
1002 California St., #A
Huntington Beach, CA  92648

Michael Rovere(2)                                                             25                       *
1002 California St., #A
Huntington Beach, CA  92648

Diane Biagianti(2)                                                            25                       *
1002 California St., #A
Huntington Beach, CA  92648

Connie Ferree                                                                 50                       *
2150 N. Tenaya Way
Bldg. 21
No. 1175
L.V., NV  89128

Shaun P. Mackin                                                               25                       *
1786 Harmony Way
Pitsburg, CA  94565

Angela Sykes                                                                 625                       *
7266 Rockridge Lane
Huntington Beach, CA 92648

Vernon R. Gilbert                                                             25                       *
12131 Martha Ann Dr.
Los Alamitos, CA  90720

Richard B. Dunbar                                                            125                       *
15603 Edmore
Detroit, MI  48205

Desiree Royall                                                                25                       *
1408 Posada
Newport Beach, CA 92660


                                                        17





Barbara A. Royall                                                             25                       *
103 Greenfield Ave.
San Rafael, CA  94901

Jody Roberts                                                                 625                       *
15871 Caltech Circle
Westminster, CA 92683

Jeffery A. Czerwinski                                                         75                       *
304 1/2 B. Main St.
Balboa, CA  92624

Doug Sillasen                                                                625                       *
401 Memphis Avenue
Huntington Beach, CA 92648

Debra Sillasen                                                               625                       *
401 Memphis Avenue
Huntington Beach, CA 92648

Janae Sykes                                                                  125                       *
(Angela Sykes, Custodian)
7266 Rockridge Lane
Huntington Beach, CA 92648

Craig Kennedy                                                                 25                       *
831 Via Casitas
Greenbrae, CA  94904

Marvin Anderson                                                               25                       *
104 N. 26th Ave.
Yakima, WA  98902-2811

Margaret Peschong                                                             25                       *
1425 Pebble Beach Road
Mitchell, SD  57301

Nanette J. Peschong                                                           25                       *
511  S. Main St., No. 2
Mitchell, SD  57301

T.H. Peschong                                                                 25                       *
1425 Pebble Beach Road
Mitchell, SD  57301

Kenneth Graham                                                                25                       *
13213 Ballestros
Chino, CA  91710

Denise Graham                                                                 25                       *
13213 Ballestros
Chino, CA  91710

Kenneth & Denise Graham                                                       25                       *
13213 Ballestros
Chino, CA  91710

Marie Gunsten                                                                 25                       *
(Denise Graham, Custodian)
13213 Ballestros
Chino, CA  91710

Audrey Gunsten                                                                25                       *
(Denise Graham, Custodian)
13213 Ballestros
Chino, CA  91710

Mary K. Roberts                                                               25                       *
18776 Fairfax Lane
Huntington Beach, CA 92648


                                                        18




Mary K. Peterson                                                              25                       *
18776 Fairfax Lane
Huntington Beach, CA 92648

Kimberly Roberts                                                              25                       *
18776 Fairfax Lane
Huntington Beach, CA 92648

Randall Peterson                                                              25                       *
18776 Fairfax Lane
Huntington Beach, CA 92648

Taylor Peterson                                                               25                       *
(Kimberly Peterson, Custodian)
18776 Fairfax Lane
Huntington Beach, CA 92648

Debi K. P. Brandt                                                             25                       *
18776 Fairfax Lane
Huntington Beach, CA 92648

Kevin Brandt                                                                  25                       *
18776 Fairfax Lane
Huntington Beach, CA 92648

Terance Brandt                                                                25                       *
18776 Fairfax Lane
Huntington Beach, CA 92648

Connor Brandt                                                                 25                       *
18776 Fairfax Lane
Huntington Beach, CA 92648

Kimber Brandt                                                                 25                       *
18776 Fairfax Lane
Huntington Beach, CA 92648

Kenna Brandt                                                                  25                       *
(Debi Brandt, Custodian)
18776 Fairfax Lane
Huntington Beach, CA 92648

Kellyn Brandt                                                                 25                       *
(Debi Brandt, Custodian)
18776 Fairfax Lane
Huntington Beach, CA 92648

Kira Brandt                                                                   25                       *
(Debi Brandt, Custodian)
18776 Fairfax Lane
Huntington Beach, CA 92648

Brian James Paterson                                                          25                       *
24351 Pasto Road #B
Dana Point, CA 92629

Teresa Paterson                                                               25                       *
24351 Pasto Road #B
Dana Point, CA 92629

Keirstin Paterson                                                             25                       *
(Brian Paterson, Custodian)
24351 Pasto Road #B
Dana Point, CA 92629

Jacob Paterson                                                                25                       *
(Brian Paterson, Custodian)
24351 Pasto Road #B
Dana Point, CA 92629



                                                        19




Taylor Peterson                                                              125                       *
(Kimberly Peterson, Custodian)
18776 Fairfax Lane
Huntington Beach, CA 92648

Richard K. Solosky                                                            25                       *
15871 Caltech Cir.
Westminster, CA  92683

Mary L. Roberts-Solosky                                                       25                       *
15871 Caltech Cir.
Westminster, CA  92683

Scott R. Roberts                                                              25                       *
15871 Caltech Cir.
Westminster, CA  92683

Kristen J. Roberts                                                            25                       *
15871 Caltech Cir.
Westminster, CA  92683

James S. Roberts                                                              25                       *
15871 Caltech Cir.
Westminster, CA  92683

Delone H. Peterson                                                            25                       *
8392 Carnegie Avenue
Westminster, CA  92683

Delone Peterson                                                               25                       *
8392 Carnegie Avenue
Westminster, CA  92683

Dee Peterson                                                                  25                       *
8392 Carnegie Avenue
Westminster, CA  92683

Rulon Peterson                                                                25                       *
8392 Carnegie Avenue
Westminster, CA  92683

Brad Peterson                                                                 25                       *
8392 Carnegie Avenue
Westminster, CA  92683

Todd Peterson                                                                 25                       *
8392 Carnegie Avenue
Westminster, CA  92683

Mark Spragg                                                                   50                       *
14621 Oak Ave.
Irvine, CA  92714

Mark Peterson                                                                 25                       *
318 20th Street
Huntington Beach, CA  92648

Jolene Peterson                                                               25                       *
318 20th Street
Huntington Beach, CA  92648

M.D. Peterson                                                                 25                       *
318 20th Street
Huntington Beach, CA  92648

J.H. Peterson                                                                 25                       *
318 20th Street
Huntington Beach, CA  92648



                                                        20




Jolene Hadley                                                                 25                       *
318 20th Street
Huntington Beach, CA  92648

Roy Harward                                                                   25                       *
3485 Summerhill
Salt Lake City, UT  84121

Brian Cowley                                                                  25                       *
4378 Burgess Drive
Sacramento, CA  95838

Charles Allan Hall                                                            25                       *
2100 S. 336th St., #K-6
Federal Way, WA  98003

Kristen Hall                                                                  25                       *
2100 S. 336th St., #K-6
Federal Way, WA  98003

Janice E. Johnson                                                             50                       *
26002 McNatt Ct.
Lake Forest, CA  92630

Graig G. Johnson                                                              25                       *
26002 McNatt Ct.
Lake Forest, CA  92630

Lunetta J. Peterson                                                           50                       *
91 Fuente
R.S.M., CA  92688

Cliff J. Peterson                                                             25                       *
91 Fuente
R.S.M., CA 92688

Michael E. Bever                                                              50                       *
540 Olden Way Rd.
Toppenish, WA  98948

Marian L. Bever                                                               50                       *
540 Olden Way Rd.
Toppenish, WA  98948

Michael & Marian Bever                                                        50                       *
540 Olden Way Rd.
Toppenish, WA  98948

Ryan Bever                                                                    50                       *
(Michael Bever, Custodian)
540 Olden Way Rd.
Toppenish, WA  98948

Matthew Bever                                                                 50                       *
(Michael Bever, Custodian)
540 Olden Way Rd.
Toppenish, WA  98948

Rebekah Bever                                                                 50                       *
(Michael Bever, Custodian)
540 Olden Way Rd.
Toppenish, WA  98948

Richard M. Cobabe                                                             25                       *
17 Weeping Wood
Irvine, CA 92714

Christine L. Cobabe                                                           25                       *
17 Weeping Wood
Irvine, CA 92714


                                                        21




Richard L. Cobabe, Jr.                                                        25                       *
(Christine Cobabe, Custodian)
17 Weeping Wood
Irvine, CA 92714

Matthew M. Cobabe                                                             25                       *
(Christine Cobabe, Custodian)
17 Weeping Wood
Irvine, CA 92714

Shayla C. Cobabe                                                              25                       *
(Christine Cobabe, Custodian)
17 Weeping Wood
Irvine, CA 92714

Kanneth J. Cobabe                                                             25                       *
(Christine Cobabe, Custodian)
17 Weeping Wood
Irvine, CA  92714

Richard M. Peterson                                                           25                       *
22001 Oak Grove
Mission Viejo, CA  92692

Patti J. Peterson                                                             25                       *
22001 Oak Grove
Mission Viejo, CA  92692

Paul Thomas                                                                   25                       *
5855 W. 95th #9
Los Angeles, CA  90045

Steven B. Morris                                                              50                       *
417 32nd
Manhattan Beach, CA  9026

Leann Michele Bouzidin                                                        25                       *
318 20th Street
Huntington Beach, CA 92648

Henrique Carlos Pinguelo                                                      25                       *
318 20th Street
Huntington Beach, CA 92648

R. Christopher Rhody                                                          25                       *
24351 Pasto Road, #B
Dana Point, CA  92629

William P. Hunt                                                               25                       *
24351 Pasto Road, #B
Dana Point, CA  92629

Dana S. Thomsen                                                               50                       *
2000 Westown Pky.
Apt. 7
W. Des Moines, IA  50265

Lori E. Jarvis                                                                25                       *
26 Deerfield
Irvine, CA  92714

Joel E. Hand                                                                  25                       *
3930 Montefrio Court
San Diego, CA 92130
Kristen Hand                                                                  25                       *
3930 Montefrio Court
San Diego, CA 92130

Joel Hand CUST Z.C. Hand                                                      25                       *
3930 Montefrio Court
San Diego, CA 92130

                                                        22





Kellie Hand                                                                   25                       *
2365 South East Regner
Gresham, Oregon 97080



         TOTAL
                                                1,284,200                             11.4%

* Less than 1%
This corporation is controlled by Riccardo Mortara.
(2). Ten Foot line is owned by Michael Rovere, who is the husband of Diane Biagianti

                                               PLAN OF DISTRIBUTION

         Wellstone has applied to have its shares of common stock registered on the OTC Bulletin Board. Wellstone anticipates once the shares are trading on the OTC Bulletin Board or any other market the selling stockholders will sell their shares directly into any market created. The prices the selling stockholders will receive will be determined by the market conditions. Selling stockholders may also sell in private transactions. Wellstone cannot predict the price at which shares may be sold or whether the common stock will ever trade on any market. The shares may be sold by the selling stockholders, as the case may be, from time to time, in one or more transactions. Wellstone does not intend to enter into any arrangements with any securities dealers concerning solicitation of offers to purchase the shares.

     Commissions and discounts paid in connection with the sale of the shares by the selling stockholders will be determined through negotiations between them and the broker-dealers through or to which the securities are to be sold and may vary, depending on the broker-dealers fee schedule, the size of the transaction and other factors. The separate costs of the selling stockholders will be borne by them. The selling stockholders will, and any broker-broker dealer or agent that participates with the selling stockholders in the sale of the shares by them may be deemed an "underwriter" within the meaning of the Securities Act, and any commissions or discounts received by them and any profits on the resale of shares purchased by them may be deemed to be underwriting commissions under the Securities Act.

     Wellstone will bear all costs of the offering in registering the shares but will bear no selling expense cost. The costs of the offering are estimated at $8,000. A selling stockholder, Jehu Hand, has agreed to reimburse Wellstone for the costs of the offering up to this amount. The other selling stockholders have not been contacted regarding reimbursed due to the number of stockholders and the smaller amounts owned by each. Wellstone will use its best efforts to update the registration statement and maintain its effectiveness for 120 days.

                                               CERTAIN TRANSACTIONS

         Pursuant to an Agreement and Plan of Reorganization dated May 25, 2001, Wellstone Filters, Inc., a Delaware corporation formerly known as Farallon Corporation ("Wellstone") acquired all of the outstanding membership interests of Wellstone LLC in exchange for 10,000,000 shares of Wellstone's Common Stock. In addition, Wellstone issued 284,200 shares of common stock to a stockholder of Farallon in cancellation of debt of $2,842. Immediately following the transaction there are 11,284,200 shares outstanding. The terms of the acquisition were determined between the parties, who are related in that Learned Jeremiah Hand, the CEO of Wellstone, LLC , is the brother of Jehu Hand, the founder and president of Farallon. Prior to the acquisition, Wellstone LLC and Farallon had no affiliation or relationship.

         Carla Cerami Hand or Cerami Consulting Corporation have loaned various amounts to Wellstone for its capital requirements, as follows. The loans are due on demand, bear interest at 8% per annum and are represented by promissory notes.

       Date                                              Lender                                   Amount

    06/23/1999                               Carla Cerami Consulting Corp.                     $     500.00
    07/10/1998                               Carla Cerami Consulting Corp.                     $   6,700.00
    01/03/2000                               Carla Cerami                                      $   7,000.00
    03/03/2000                               Carla Cerami Consulting Corp.                     $  15,000.00


                                             DESCRIPTION OF SECURITIES

Common Stock

         Wellstone's Certificate of Incorporation authorizes the issuance of 20,000,000 shares of common stock, $.001 par value per share, of which 11,284,200 shares were outstanding as of September 30, 2001. Wellstone has no plans to sell additional shares of common stock at this time, but reserves the right to do so to meet future operating requirements. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock have no cumulative voting rights. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the Board of Directors in its discretion, from funds legally available therefor. In the event of a liquidation, dissolution or winding up of Wellstone, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities and the liquidation preference to holders of Preferred Stock. Holders of common stock have no preemptive rights to purchase Wellstone's common stock. There are no conversion rights or redemption or sinking fund provisions with respect to the common stock. The shareholders have already approved a reverse or forward stock split as may be also approved by the board of directors, but no such stock split is contemplated.

         Meetings of stockholders may be called by the board of directors, the chairman of the board, the president, or by one or more holders entitled to cast in the aggregate not less than 20% of the votes at the meeting. Holders of a majority of the shares outstanding and entitled to vote at the meeting must be present, in person or by proxy, for a quorum to be present to enable the conduct of business at the meeting.

Preferred Stock

         Wellstone's  Articles  of  Incorporation   authorize  the  issuance  of
1,000,000 shares of preferred stock, $.001 par value, of which no shares of Preferred Stock are outstanding.

         Wellstone's Board of Directors has authority, without action by the shareholders, to issue all or any portion of the authorized but unissued preferred stock in one or more series and to determine the voting rights, preferences as to dividends and liquidation, conversion rights, and other rights of such series. Wellstone considers it desirable to have preferred stock available to provide increased flexibility in structuring possible future acquisitions and financings and in meeting corporate needs which may arise. If opportunities arise that would make desirable the issuance of preferred stock through either public offering or private placements, the provisions for preferred stock in Wellstone's Articles of Incorporation would avoid the possible delay and expense of a shareholder's meeting, except as may be required by law or regulatory authorities. Issuance of the preferred stock could result, however, in a series of securities outstanding that will have certain preferences with respect to dividends and liquidation over the common stock which would result in dilution of the income per share and net book value of the common stock. Issuance of additional common stock pursuant to any conversion right which may be attached to the terms of any series of preferred stock may also result in dilution of the net income per share and the net book value of the common stock. The specific terms of any series of preferred stock will depend primarily on market conditions, terms of a proposed acquisition or financing, and other factors existing at the time of issuance. Therefore, it is not possible at this time to determine in what respect a particular series of preferred stock will be superior to Wellstone's common stock or any other series of preferred stock which Wellstone may issue. The Board of Directors may issue additional preferred stock in future financings, but has no current plans to do so at this time.

         The issuance of Preferred Stock could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of Wellstone.

         Wellstone intends to furnish holders of its common stock annual reports containing audited financial statements and to make public quarterly reports containing unaudited financial information.

Transfer Agent

         The transfer agent for the common stock is Computershare Trust Company, 12039 West Alameda Parkway, Suite Z-2, Lakewood, Colorado 80228, and its telephone number is (303) 986-5400.

                                                   LEGAL MATTERS

         The legality of the Shares offered hereby will be passed upon for Wellstone by Hand & Hand, a law corporation, Dana Point, California. The principal of Hand & Hand, Jehu Hand and Farallon's former president, owns 800,000 shares of common stock.

                                                      EXPERTS

         The audited financial statements of Wellstone, LLC included in this Prospectus as of December 31, 2000 and 1999 have been audited by Tanner + Co., independent certified public accountants, to the extent and for the periods set forth in their report thereon and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                                  INDEMNIFICATION

         Wellstone has adopted provisions in its articles of incorporation and bylaws that limit the liability of its directors and provide for indemnification of its directors and officers to the full extent permitted under the Delaware General Corporation Law ("DGCL"). Under Wellstone's articles of incorporation, and as permitted under the Delaware General Business Act, directors are not liable to Wellstone or its stockholders for monetary damages arising from a breach of their fiduciary duty of care as directors. Such provisions do not, however, relieve liability for breach of a director's duty of loyalty to Wellstone or its stockholders, liability for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, liability for transactions in which the director derived as improper personal benefit or liability for the payment of a dividend in violation of Delaware law. Further, the provisions do not relieve a director's liability for violation of, or otherwise relieve Wellstone or its directors from the necessity of complying with, federal or state securities laws or affect the availability of equitable remedies such as injunctive relief or recision.

         At present, there is no pending litigation or proceeding involving a director, officer, employee or agent of Wellstone where indemnification will be required or permitted. Wellstone is not aware of any threatened litigation or proceeding that may result in a claim for indemnification by any director or officer.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of Wellstone pursuant to the foregoing provisions, or otherwise, Wellstone has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by Wellstone of expenses incurred or paid by a director, officer or controlling person of Wellstone in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Wellstone will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

         Wellstone Filters, Inc.'s former independent accountant Thurman, Shaw & Co., LC ("Thurman, Shaw") resigned from that capacity on August 6, 2001. The report by Thurman, Shaw on the financial statements of Wellstone Filters, Inc. dated January 12, 2001, including balance sheets as of June 30, 2000 and 1999 and the statements of operations, cash flows and statement of stockholders' equity for the years ended June 30, 2000 and 1999 and the period inception (April 20, 1994) to June 30, 2000 did not contain an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles. During the period covered by the financial statements through the date of resignation of the former accountant, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. On August 6, 2001 Wellstone Filters, Inc. engaged Tanner + Co. as its new independent accountants. Prior to the engagement of Tanner + Co., Wellstone Filters, Inc. did not consult with Tanner + Co. on the application of accounting principles to any specific transaction nor the type of audit opinion that might be rendered on Wellstone Filters, Inc.'s or Wellstone, LLC's financial statements. Thurman, Shaw was provided by the disclosure set forth above and provided Wellstone Filters, Inc. with a letter to the effect that it did not disagree with the above statements as far as they related to Thurman, Shaw. A copy of Thurman Shaw's letter was filed as an exhibit to the Registration Statement.

------------------------------------------------------------------------------

                                              WELLSTONE FILTERS, INC.

                                             Financial Statement Index




Wellstone Filters, LLC

         Independent Auditors' Report                                                                 F-1

         Balance Sheets, December 31, 2000 and 1999                                                   F-2

         Statement of Operations, years ended December 31,
      2000 and 1999 and February 17,  1998
       (date of inception) to December 31, 2000                                                       F-3

         Statement of Changes in Members' Deficit, February 17,
           1998 (date of inception) to December 31, 2000                                              F-4

         Statement  of Cash Flows,  years ended  December  31, 2000 and 1999 and
      February 17, 1998
       (date of inception) to December 31, 2000                                                       F-5

         Notes to Financial Statements                                                                F-6

Wellstone Filters, Inc.

         Consolidated Balance sheet, September 30 (unaudited)                                                      F-9

         Consolidated Statements of Operations, nine months ended September 30,
               2001 and 2000 and February 17, 1998
       (date of inception) to September 30, 2001 (unaudited)                                          F-10

        Consolidated Statement of Changes in Shareholders' Deficit, February 17,
          1998 (date of inception) to September 30, 2001 (unaudited)                                  F-11


         Consolidated Statement of Cash Flows, nine months ended September 30,
      2001 and 2000 and February 17, 1998 (date of inception) to
          September 30, 2001 (unaudited)                                                             F-12

         Notes to Financial Statements                                                               F-13


WELLSTONE FILTERS, LLC
(A Development Stage Company)
Financial Statements
December 31, 2000 and 1999

                                                 WELLSTONE FILTERS, LLC
                          (A Development Stage Company)

                                            INDEPENDENT AUDITORS' REPORT




To the Members of
Wellstone Filters, LLC


We have audited the accompanying balance sheet of Wellstone Filters, LLC (a development stage company), as of December 31, 2000 and 1999 and the related statements of operations and stockholders' deficit, and cash flows for the years then ended and the period from June 26, 1998 (date of inception) to December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wellstone Filters, LLC (a development stage company), as of December 31, 2000 and 1999 and the results of its operations and its cash flows for the years then ended and the period from June 26, 1998(date of inception) to December 31, 2000, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company's revenue generating activities are not in place the Company has incurred a loss and has a working capital deficit . These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note
2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

TANNER + CO.

Salt Lake City, Utah
May 31, 2001

-------------------------------------------------------------------------------


See accompanying notes to financial statements.
                                         F-1


                               WELLSTONE FILTERS, LLC
                          (A Development Stage Company)

                                                                                             Balance Sheet

                                                                                              December 31,
-------------------------------------------------------------------------------------------------------------------





                                                                             2000              1999
                                                                       -----------------------------------

              Assets

Cash                                                                   $           3,167$              426
                                                                       -----------------------------------

                  Total current assets                                 $           3,167$              426
                                                                       -----------------------------------


----------------------------------------------------------------------------------------------------------

              Liabilities and Members' Deficit

Accrued liabilities                                                    $           2,906$              770
Related party note payable                                                        29,200             7,200
                                                                       -----------------------------------

                  Total current liabilities                                       32,106             7,970
                                                                       -----------------------------------

Members' deficit                                                                 (28,939)           (7,544)
                                                                       -----------------------------------

                                                                       $           3,167$              426
                                                                       -----------------------------------









-------------------------------------------------------------------------------


See accompanying notes to financial statements.
                                        F-2


                                 WELLSTONE FILTERS, LLC
                          (A Development Stage Company)

                                                                                   Statement of Operations

                                                February 17, 1998 (Date of Inception) to December 31, 2000
-------------------------------------------------------------------------------------------------------------------




                                                                                            Cumulative
                                                                                             Amounts
                                                                                              Since
                                                            2000             1999           Inception
                                                     -----------------------------------------------------

Revenues                                             $                             $-               $ -                -

General and administrative costs                                 21,395              969            29,039
                                                     -----------------------------------------------------

                  Net loss                           $          (21,395$            (969$          (29,039)
                                                     -----------------------------------------------------




-------------------------------------------------------------------------------


See accompanying notes to financial statements.
                                          F-3



                             WELLSTONE FILTERS, LLC
                          (A Development Stage Company)

                      Statement of Changes in Members' Deficit

                February 17, 1998 (Date of Inception) to December 31, 2000
--------------------------------------------------------------------------------




Balance, February 17, 1998 (date of inception)                                          $                  -

Capital contributed by new members                                                                     100

Net loss                                                                                            (6,675)
                                                                                        ------------------

Balance, December 31, 1998                                                                          (6,575)

Net loss                                                                                              (969)
                                                                                        ------------------

Balance, December 31, 1999                                                                          (7,544)

Net loss                                                                                           (21,395)
                                                                                        ------------------

Balance, December 31, 2000                                                              $          (28,939)
                                                                                        ------------------







-------------------------------------------------------------------------------


See accompanying notes to financial statements.
                                              F-4



                                  WELLSTONE FILTERS, LLC
                          (A Development Stage Company)

                                  Statement of Cash Flows

               February 17, 1998 (Date of Inception) to December 31, 2000
--------------------------------------------------------------------------






                                                                                            Cumulative
                                                                                             Amounts
                                                                                              Since
                                                            2000             1999           Inception
                                                     -----------------------------------------------------

Cash flows from operating activities:
     Net loss                                        $          (21,395$            (969$          (29,039)
     Increase in accrued liabilities                              2,136              517             2,906
                                                     -----------------------------------------------------

                  Net cash used in
                  operating activities                          (19,259)            (452)          (26,133)
                                                     -----------------------------------------------------

Cash flows from financing activities:
     Members' contribution                                            -                -               100
     Proceeds from related party notes
       payable                                                   22,000              500            29,200
                                                     -----------------------------------------------------

                  Net cash provided by
                  financing activities                           22,000              500            29,300
                                                     -----------------------------------------------------

Net increase in cash                                              2,741               48             3,167

Cash, beginning of period                                           426              378                 -
                                                     -----------------------------------------------------

Cash, end of period                                  $            3,167$             426$            3,167
                                                     -----------------------------------------------------




------------------------------------------------------------------------------


See accompanying notes to financial statements.
                                                F-5

                                             WELLSTONE FILTERS, LLC
                          (A Development Stage Company)


                          Notes to Financial Statements


----------------------------------------------------------------------------



                          Notes to Financial Statements

                           December 31, 2000 and 1999
------------------------------------------------------------------------------


1.   Organization
     and
     Summary of
     Significant
     Accounting
     Policies
Organization
Wellstone Filters, LLC (the Company) was organized as a Delaware limited liability company on February 17, 1998 (date of inception). The Company's certificate of formation limits its existence to December 31, 2038.

The Company is engaged in the development and marketing of a proprietary cigarette filter technology; however, the Company has not commenced planned principal operations and has not recognized any revenues related to such planned operations. Accordingly, the Company is considered a development stage company as defined in SFAS No. 7.


Cash and Cash Equivalents
For purposes of the statement of cash flows, the Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents.


Limited Liability Company - Income Tax Status
The Company, with the consent of its members has elected under the Internal Revenue Code to be taxed as a Limited Liability Company (LLC). In lieu of income taxes, the members of an LLC are taxed on the Company's taxable income. Therefore, no provision or liability for federal income taxes has been included in the financial statements.


Concentration of Credit Risk
The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.


Use of Estimates in the Preparation of Financial Statements The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


-------------------------------------------------------------------------

                                       WELLSTONE FILTERS, LLC
                          (A Development Stage Company)


                          Notes to Financial Statements
                                              Continued

------------------------------------------------------------------------------


2.   Going
     Concern
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has a deficit in working capital, in members' equity, and has incurred sustained losses. These conditions raise substantial doubt about the ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


The Company's ability to continue as a going concern is subject to the attainment of profitable operations or obtaining necessary funding from outside sources. However, there can be no assurance they will be successful in such efforts.


3.   Related
     Party Notes
     Payable
The related party notes payable consist of loans from officers of the Company. The amounts are unsecured, bearing interest at 8% and are due on demand.


4.   Supplemental
     Cash Flow
     Information
No amounts were paid for income taxes during the period from February 17, 1998 (date of inception) to December 31, 2000.


Amounts  paid  for  interest   during  2000  and  1999  were  $2,136  and  $516,
respectively.

WELLSTONE FILTERS, INC.
(A Development Stage Company)
Unaudited Consolidated Financial Statements
September 30, 2001 and 2000



                                                                                   WELLSTONE FILTERS, INC.
                                                                             (A Development Stage Company)

                                                                    Consolidated Balance Sheet (Unaudited)

                                                                                        September 30, 2001
-------------------------------------------------------------------------------------------------------------------





              Assets

Cash                                                                                    $            1,303
Deferred offering costs                                                                              1,064
                                                                                        ------------------

                  Total current assets                                                  $            2,367
                                                                                        ------------------



              Liabilities and Shareholders' Deficit

Accrued liabilities                                                                     $            8,793
Related party note payable                                                                          29,200
                                                                                        ------------------

                  Total current liabilities                                                         37,993
                                                                                        ------------------

Shareholders' deficit:
     Common stock, $0.001 par value, 20,000,000 shares
       authorized, 11,284,200 issued and outstanding                                                11,284
     Additional paid-in capital                                                                    (11,184)
     Deficit accumulated during development stage                                                  (35,726)
                                                                                        ------------------

                  Total shareholders' deficit                                                      (35,626)
                                                                                        ------------------

                                                                                        $            2,367
                                                                                        ------------------







See accompanying notes to financial statements.
                                          F-9


                                                                                   WELLSTONE FILTERS, INC.
                                                                             (A Development Stage Company)

                                                          Consolidated Statement of Operations (Unaudited)




                                                                                            Cumulative
                                                              Nine Months Ended              Amounts
                                                                September 30,                 Since
                                                     -----------------------------------
                                                            2001             2000           Inception
                                                     -----------------------------------------------------

Revenues                                             $                 $-               $ -                -

General and administrative costs                                  4,935           19,260            31,069

Interest expense                                                  1,752            1,551             4,657
                                                     -----------------------------------------------------

                  Loss before income taxes                       (6,687)         (20,811)          (35,726)

Income tax benefit                                                    -                -                 -
                                                     -----------------------------------------------------

                  Net loss                           $           (6,687$         (20,811$          (35,726)
                                                     -----------------------------------------------------

Net loss per share - basic and diluted               $                 $-                 -
                                                     -----------------------------------------------------

Weighted average shares - basic and diluted                  10,602,000       10,000,000
                                                     -----------------------------------------------------







See accompanying notes to financial statements.
                                F-10


                                                                                   WELLSTONE FILTERS, INC.
                                                                             (A Development Stage Company)

                                               Consolidated Statement of Shareholders' Deficit (Unaudited)

                                               February 17, 1998 (Date of Inception) to September 30, 2001




                                                                  Additional
                                            Common Stock           Paid-in     Accumulated
                                     ---------------------------
                                         Shares       Amount       Capital       Deficit        Total
                                     ---------------------------------------------------------------------


Balance, February 17, 1998                        -$            $    -        $   -         $   -             -

Restatement for recapitalization         10,000,000       10,000       (10,000)            -             -

Capital contribution                              -            -             -           100           100

Net loss                                          -            -             -        (6,675)       (6,675)
                                     ---------------------------------------------------------------------

Balance, December 31, 1998               10,000,000       10,000       (10,000)       (6,575)       (6,575)

Net loss                                          -            -             -          (969)         (969)
                                     ---------------------------------------------------------------------

Balance, December 31, 1999               10,000,000       10,000       (10,000)       (7,544)       (7,544)

Net loss                                          -            -             -       (21,395)      (21,395)
                                     ---------------------------------------------------------------------

Balance, December 31, 2000               10,000,000       10,000       (10,000)      (28,939)      (28,939)

Acquisition of Farallon Corporation       1,000,000        1,000        (3,842)            -        (2,842)

Stock issued in cancellation of debt        284,200          284         2,558             -         2,842

Reclassification of members'
contribution to additional paid-in capital        -            -           100          (100)

Net loss                                          -            -             -        (6,687)       (6,687)
                                     ---------------------------------------------------------------------

Balance, September 30, 2001              11,284,200$      11,284$      (11,184$      (35,726$      (35,626)
                                     ---------------------------------------------------------------------





See accompanying notes to financial statements.
                                         F-11



                                                                                   WELLSTONE FILTERS, INC.
                                                                             (A Development Stage Company)

                                                          Consolidated Statement of Cash Flows (Unaudited)







                                                                                            Cumulative
                                                              Nine Months Ended              Amounts
                                                                September 30,                 Since
                                                     -----------------------------------
                                                            2000             1999           Inception
                                                     -----------------------------------------------------

Cash flows from operating activities:
     Net loss                                        $           (6,687$         (20,811$          (35,726)
     Increase in deferred offering costs                         (1,064)               -            (1,064)
     Increase in accrued liabilities                              5,887            1,551             8,793
                                                     -----------------------------------------------------

                  Net cash used in
                  operating activities                           (1,864)         (19,260)          (27,997)
                                                     -----------------------------------------------------

Cash flows from financing activities:
     Members' contribution                                            -                -               100
     Proceeds from related party notes
       payable                                                        -           22,000            29,200
                                                     -----------------------------------------------------

                  Net cash provided by
                  financing activities                                -           22,000            29,300
                                                     -----------------------------------------------------

Net increase in cash                                             (1,864)           2,740             1,303

Cash, beginning of period                                         3,167              426                 -
                                                     -----------------------------------------------------

Cash, end of period                                  $            1,303$           3,166$            1,303
                                                     -----------------------------------------------------





See accompanying notes to financial statements.
                                F-12

                                    WELLSTONE FILTERS, INC.
                                   (A Development Stage Company)





                       Notes to Consolidated Financial Statements (Unaudited)

                                          September 30, 2001
----------------------------------------------------------------------------


1.   Organization and Summary of Significant  Accounting Policies
Organization
Wellstone Filters, LLC (Wellstone) was organized as a Delaware limited liability company on February 17, 1998 (date of inception).

On May 25, 2001,  Wellstone Filters,  Inc. (formerly Farallon  Corporation) (the
"Registrant")   acquired   Wellstone  pursuant  to  an  Agreement  and  Plan  of
Reorganization (the Agreement), dated as of May 25, 2001.


The Registrant acquired all of the outstanding membership interest of Wellstone, in exchange for 10,000,000 shares of the Registrant's Common Stock. In addition, the Company issued 284,200 shares of common stock in cancellation of debt. As a result, there are 11,284,200 shares outstanding.


The stockholders of Wellstone, after the acquisition, owned the majority of the combined company. Accordingly, the combination has been accounted for as a reverse acquisition whereby, for accounting purposes, Wellstone is the accounting acquirer and Registrant is the accounting acquiree. Registrant and Wellstone are collectively referred to as (the Company). The Company has adopted a December 31 year end. The financial statements from inception through May 25, 2001, are those of Wellstone, LLC, the accounting acquirer. Subsequent to May 25, 2001, the financial statements reflect the consolidated position and operations of Wellstone Filters, Inc. (Registrant) and Wellstone LLC.


The Company is engaged in the development and marketing of a proprietary cigarette filter technology; however, the Company has not commenced planned principal operations and has not recognized any revenues related to such planned operations. Accordingly, the Company is considered a development stage company as defined in SFAS No. 7.


Unaudited Financial Statements
The  unaudited   consolidated  financial  statements  of  the  Company  are  the historical financial statements of Wellstone and include the accounts of Registrant since the acquisition date.

                                    WELLSTONE FILTERS, INC.
                             (A Development Stage Company)


                                    Notes to Financial Statements
                                              Continued
--------------------------------------------------------------------------------



1.   Organization  and Summary of Significant Accounting  Policies
Unaudited Financial Statements - Continued
In the opinion of management, the accompanying financial statements reflect all adjustments, consisting of normal recurring adjustments, necessary to present fairly the financial position of the Company as of September 30, 2001, its results of operations for the nine months ended September 30, 2001 and 2000 and the cumulative amounts for the period from February 17, 1998 (date of inception) to September 30, 2001, the changes in stockholders' equity for the period from February 17, 1998 (date of inception) to September 30, 2001 and cash flows for the nine months ended September 30, 2001 and 2000 and the related cumulative amounts for the period from February 17, 1998 (date of inception) to September 30, 2001. Pursuant to the rules and regulations of the United States Securities and Exchange Commission (the SEC), certain information and disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted from these financial statements unless significant changes have taken place since the end of the most recent fiscal year. Accordingly, these unaudited consolidated financial statements should be read in conjunction with the audited financial statements of Wellstone as of December 31, 2000 and 1999 and the notes thereto included in the registration statement.


The results of operations for the nine months ended September 30, 2001 are not necessarily indicative of the results to be expected for the full year.


Cash and Cash Equivalents
For purposes of the statement of cash flows, the Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents.

                                              WELLSTONE FILTERS, INC.
                                  (A Development Stage Company)


                            Notes to Financial Statements
                                              Continued

-------------------------------------------------------------------------------



1.   Organization  and Summary of Significant Accounting Policies
Income Taxes
Income taxes are recorded  using the asset and  liability  method.  Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.


Concentration of Credit Risk
The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.


Use of Estimates in the Preparation of Financial Statements The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


Loss Per Common and Common Equivalent Share
The computation of basic loss per common share is computed using the weighted average number of common shares outstanding during the period.


The computation of diluted loss per common share is based on the weighted average number of shares outstanding during the period plus common stock equivalents which would arise from the exercise of stock options and warrants outstanding using the treasury stock method and the average market price per share during the period. Common stock equivalents for are not included in the diluted loss per share calculation when their effect would be antidilutive.

                                      WELLSTONE FILTERS, INC.
                               (A Development Stage Company)


                                 Notes to Financial Statements
                                                     Continued

--------------------------------------------------------------------------------


2.   Going  Concern
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has a deficit in working capital, in members' equity, and has incurred sustained losses. These conditions raise substantial doubt about the ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


The Company's ability to continue as a going concern is subject to the attainment of profitable operations or obtaining necessary funding from outside sources. However, there can be no assurance they will be successful in such efforts.


3.   Related  Party Notes Payable
The related party notes payable consist of loans from officers of the Company. The amounts are unsecured, bearing interest at 8% and are due on demand.


4.   Supplemental Cash Flow Information
No amounts were paid for interest or income taxes during the period from February 17, 1998 (date of inception) to September 30, 2001.

         No dealer, salesman or other person is authorized to give any information or to make any representations not contained in this Prospectus in connection with the offer made hereby, and, if given or made, such information or representations must not be relied upon as having been authorized by Wellstone. This Prospectus does not constitute an offer to sell or a solicitation to an offer to buy the securities offered hereby to any person in any state or other jurisdiction in which such offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date hereof.




                   TABLE OF CONTENTS
                                                 Page

Prospectus Summary..........................       2
Risk Factors................................       3
Additional Information......................       6
Dividend Policy.............................       7
Market Price of Common Stock................       7
Plan of Operation...........................       7
Business....................................       9
Management..................................      14
Principal Shareholders......................      16
Selling Stockholders........................      16
Plan of Distribution........................      23
Certain Transactions........................      24
Description of Securities...................      24
Legal Matters...............................      25
Experts.....................................      25
Changes in And Disagreements with
  Accountants...............................      26
Financial Statements........................     F-1






                WELLSTONE FILTERS, INC.





                   1,284,200 SHARES






                      PROSPECTUS







                   November __, 2001

                                              WELLSTONE FILTERS, INC.
                                                      PART II


Item 24.    Indemnification of Directors and Officers.

            Wellstone has adopted provisions in its articles of incorporation and bylaws that limit the liability of its directors and provide for indemnification of its directors and officers to the full extent permitted under the Delaware General Corporation Law. Under Wellstone's articles of incorporation, and as permitted under the Delaware General Corporation Law, directors are not liable to Wellstone or its stockholders for monetary damages arising from a breach of their fiduciary duty of care as directors. Such provisions do not, however, relieve liability for breach of a director's duty of loyalty to Wellstone or its stockholders, liability for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, liability for transactions in which the director derived as improper personal benefit or liability for the payment of a dividend in violation of Delaware law. Further, the provisions do not relieve a director's liability for violation of, or otherwise relieve Wellstone or its directors from the necessity of complying with, federal or state securities laws or affect the availability of equitable remedies such as injunctive relief or recision.

            At present, there is no pending litigation or proceeding involving a director, officer, employee or agent of Wellstone where indemnification will be required or permitted. Wellstone is not aware of any threatened litigation or proceeding that may result in a claim for indemnification by any director or officer.

Item 25.       Other Expenses of Issuance and Distribution.

               Filing fee under the Securities Act of 1933             $          321.05
               Printing and engraving(1)                               $          300.00
               Legal Fees                                              $             -0-
               Blue Sky Fees                                           $        1,200.00
               Auditing Fees(1)                                        $        5,000.00
               NASD Filing Fees                                        $          500.00
               Miscellaneous(1)                                        $          678.95

               TOTAL                                                   $        8,000.00



(1)      Estimates

Item 26.          Recent Sales of Unregistered Securities.

         On May 25, 2001, the Company issued 10,000,000 shares to the following 14 persons in exchange for all of the membership interests in Wellstone Filters, LLC.

Name                       Number of Shares

Cerami Consulting Corp.             5,600,000
Anthony Cerami                      1,400,000
Carla Cerami Hand                   1,100,000
Peter C. Ulrich                     500,000
Learned J. Hand                     1,100,000
Michael Brines                      60,000
Jean-Paul Wuerth                    100,000
Qiao-wen Xie               25,000
Sheng Ding Fang                     50,000
Christine Galis                     25,000
Eileen Oneil                        10,000
Lynette Capo                        10,000
Daniel Gomez               10,000
Joseph Mitchell                     10,000

         The 10,000,000 shares were not valued at any price pursuant to reverse acquisition accounting treatment. In addition, the Company issued 284,200 shares to Kimberly Peterson in exchange for cancellation of debt of $2,842. The exemption relied upon was Section 4(2) of the Securities Act. No public solicition was utilized in the transaction.

Item 27.    Exhibits and Financial Schedules


2.  Plan of acquisition, reorganization, arrangement, liquidation or succession.

  2.1.Agreement and Plan of Reorganization, dated February May 25, 2001, between the Registrant and Wellstone LLC. (1)

3.          Certificate of Incorporation and Bylaws

            3.1.      Articles of Incorporation(1)
            3.2       Articles of Amendment(1)
            3.3       Bylaws(1)

5.      Opinion of Hand & Hand as to legality of securities being registered.(2)

Material Contracts

            10.1 Stock Option Plan.(1)

16.1        Letter from Thurman, Shaw & Co., LC.(1)

21.         Subsidiaries of the small business issuer-None.

23.         Consents of Experts and Counsel

            23.1      Consent of Tanner + Co.(2)
                      23.2   Consent of Thurman, Shaw & Co., LLC(1)
                      23.3   Consent of Hand & Hand included in Exhibit 5 hereto

27.         Financial Data Schedule(1)

          All other Exhibits called for by Rule 601 of Regulation S-B are not applicable to this filing.
          (b) Financial Statement Schedules

          All schedules are omitted because they are not applicable or because the required information is included in the financial statements or notes thereto.

(1)   Filed with original filing.
(2)   Filed herewith.

Item 28.          Undertakings.

          (a)     The undersigned small business issuer hereby undertakes:

                  (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

          (I) Include any prospectus required by Section 10(a)(3) of the Securities Act;

                           (ii)
Reflect in the prospectus any facts or events which, individually or together represent a fundamental change in the information in the registration statement;

                           (iii)

          Include any material or changed information the plan of distribution.

                  (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities as at that time to be the initial bona fide offering thereof.

                  (3)  File  a  post   effective   amendment   to  remove   from
registration any of the securities that remain unsold at the end of the offering.

          (d) To provide to the underwriter at the Closing specified in the underwriting agreement certificates in such denominations and registered in such names as may be required by the underwriter to permit prompt delivery to each purchaser.

          (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the ?Act?) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   (f)     The undersigned small business issuer hereby undertakes that it will:

                  (1) For purposes of determining any liability under the Securities Act that the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be a part of this registration statement as of the time the Commission declared it effective.

                  (2) For the purpose of determining any liability under the Securities Act, that each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                                    SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it meets all the requirements for filing on Form SB-2 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Ossining, State of New York on November 5, 2001.

                                                     WELLSTONE FILTERS, INC.



                          By: /s/ Learned Jeremiah Hand
                              Learned Jeremiah Hand
                                                           CEO

         In accordance with the requirements of the Securities Act of 1933, this amendment to Registration Statement has been signed by the following persons in the capacities indicated on November 5, 2001.


By:     /s/Carla Cerami Hand                         President and Director
        Carla Cerami Hand                      (principal executive officer)



By:     /s/Learned Jeremiah Hand       CEO, Chief Financial Officer and Director
        Learned Jeremiah Hand       (principal accounting and financial officer)

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